Maxus Real Property Investors-Four, L.P.
Offer to Purchase for Cash
of up to 300 Limited Partnership Units
From Holders of Ten (10) Units or Less
at $535 per Unit

THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD
TIME, ON AUGUST 10, 2005, UNLESS EXTENDED.

         A summary of the principal terms of this offer appears on pages iii and iv. You should read this entire document carefully before deciding whether to tender your limited partnership units.

         This offer is only being made to limited partners or assignees that hold ten (10) limited partnership units or less. This offer is not being made to limited partners or assignees that hold more than ten (10) limited partnership units (including those who have pending transfers which would cause such holders to hold more than ten (10) limited partnership units).

         If you tender your limited partnership units, you will be subject to certain risks including:

o	The purchase price may be less than the fair market value.
o	As a result of your acceptance of this offer, you may suffer negative tax consequences.
o

There is a conflict of interest between limited partners or assignees who tender units in this offer, limited partners or assignees who do not tender, and the general partner of the partnership, which creates a risk that the purchase price will be less than the fair market value of the units.

o	You will receive no future distributions or benefits associated with remaining a limited partner.

         If you continue to hold your units, you will remain subject to certain risks including:

o	There is no developed market for the units, which may prevent you from being able to liquidate your investment or receive the fair market value for your investment.
o	The partnership is using its cash reserves to fund this offer to purchase, which will reduce existing cash available for future partnership needs and contingencies.
o	This offer will result in increased voting control by affiliates of the general partner.
o	The partnership has no current plans to liquidate.
o

If the number of record holders is reduced by 28 or more in connection with this offer or otherwise, the partnership could determine that it is in the best interest of the partnership to terminate the registration of the units because it would reduce

1

legal and accounting expenses of the partnership, in which case the partnership would no longer file periodic reports with the SEC.
o	There are significant general economic risks associated with investments in real estate in general and in apartment buildings in particular.

See “SPECIAL FACTORS” beginning on page 1.

         Questions and requests for assistance or for additional copies of this offer to purchase, the letter of transmittal or any other documents relating to this offer may be directed to Michele Berry at (816) 877-0892.

         We have not authorized any person to make any recommendation on our behalf regarding whether you should tender or refrain from tendering your units pursuant to this offer. We have not authorized any person to give any information or to make any representation in connection with this offer other than those contained in this document or in the letter of transmittal. Any recommendation or information, if given or made, must not be relied upon as having been authorized by us or the general partner.

         THIS OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IMPORTANT

         If you are a holder of ten (10) units or less of our limited partnership units and wish to participate in this offer, there are a number of methods by which you can tender your units, depending upon your situation.

o

If you hold physical certificates evidencing the units, complete and sign the enclosed letter of transmittal in accordance with the instructions on the letter, and mail or deliver it and any of the other required documents to the attention of Michele Berry at the partnership.

o

If you are a beneficial owner who owns units registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact your broker, dealer, commercial bank, trust company or other nominee or contact Michele Berry at (816) 877-0892.

The date of this Offer to Purchase is July 12, 2005.

To Holders of Ten (10) Limited Partnership Units or Less of Maxus Real Property Investors-Four, L.P.:

SUMMARY TERM SHEET

        Unless otherwise indicated, references in this offer to “we,” “us,” “our” and the “partnership” refer to Maxus Real Property Investors-Four, L.P. The term “you” refers to an owner of our limited partnership units to whom this offer is being made.

o	THE OFFEROR. We are making this tender offer. We are a Missouri limited partnership that owns the Woodhollow Apartments, a 402-unit apartment complex in St. Louis, Missouri.

o

OUR OFFER. We are offering to purchase up to 300 of our limited partnership units. This offer is only open to, and is only being sent to, limited partners or assignees who own ten (10) units or less of our limited partnership units. This offer is not being made to limited partners or assignees that hold more than ten (10) limited partnership units (including those who have pending transfers which would cause such holders to hold more than ten (10) limited partnership units). This offer is voluntary; eligible limited partners or assignees may, but are not required to sell their units. If an eligible limited partner or assignee wishes to participate, however, he or she must sell all units owned. An assignee is a person or entity who has been assigned limited partnership units, but who has not been admitted as a limited partner of the partnership.

o

OUR OFFERING PRICE. We will purchase up to 300 of our limited partnership units tendered in this offer in cash for $535.00 per unit. You will not be obligated to pay any commissions or transaction fees as a result of this offer. We will pay the transaction fees incurred with respect to this offering because we believe it is necessary to induce holders of ten (10) units or less to tender, which we believe will reduce the number of limited partners and will reduce our administrative expenses.

o

FACTORS IN DETERMINING OUR OFFERING PRICE. Your general partner determined the offering price. Your general partner has not engaged any person or entity to issue a “fairness” or similar opinion with respect to this offer. In determining the offering price per unit, your general partner considered, among other things, the following:

o	The per unit price paid to limited partners in previous transactions, such as tender offers and secondary market transactions. See Section 2.

o	The absence of a trading market for the units. See Section 2.

o	The appraised value of Woodhollow Apartments. See Section 2.

o

RIGHT TO EXTEND THE EXPIRATION DATE. This offer expires on August 10, 2005 at 12:00 Midnight, Eastern Standard Time, but we may extend the expiration date by providing you with a written notice of the extension. See Section 2.

o

HOW TO TENDER YOUR UNITS. To tender your units, complete and sign the accompanying letter of transmittal included in these materials, and send it to the partnership via mail at the address set forth in Section 11, so that we receive it by August 10, 2005, at 12:00 Midnight, Eastern Standard Time. See Section 3.

o

NO WITHDRAWAL RIGHTS. Once you elect to tender your units, your election is irrevocable. There are no other conditions that must be satisfied, other than the satisfactory completion of the letter of transmittal and other required documents. See Section 4.

o	ADDITIONAL PURCHASE. If more than 300 units are tendered, we will purchase units on a “first-received, first-buy” basis. See Section 2.

o

PAYMENT FOR YOUR UNITS. We will pay by a check if you tender your units and we accept your tender. We will deliver all checks by first class U.S. Mail deposited in the mailbox within twenty (20) business days after the expiration of this offering. See Section 5.

o

TAX CONSEQUENCES. Your sale of units in this offer will be a taxable transaction for federal income tax purposes. The consequences to each of you may vary, and you should consult your tax advisor to determine the precise tax consequences to you. See Section 8.

o	AVAILABILITY OF FUNDS. The Partnership is using cash reserves to fund the offer.

IMPORTANT

         ANY ELIGIBLE LIMITED PARTNER OR ASSIGNEE WISHING TO TENDER ALL OF HIS, HER OR ITS UNITS SHOULD COMPLETE AND SIGN THE ENCLOSED LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS IN THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL AND DELIVER IT TOGETHER WITH THE CERTIFICATE(S) OF OWNERSHIP FOR THE INTERESTS BEING TENDERED (IF ORIGINALLY RECEIVED) (OR IF THE CERTIFICATE(S) OF OWNERSHIP FOR THE UNITS ARE LOST, STOLEN, MISPLACED OR DESTROYED, THE AFFIDAVIT AND INDEMNIFICATION AGREEMENT FOR MISSING CERTIFICATE(S) OF OWNERSHIP EXECUTED BY THE LIMITED PARTNER OR ASSIGNEE ATTESTING TO SUCH FACT), AND ANY OTHER REQUIRED DOCUMENTS TO THE PARTNERSHIP. A LIMITED PARTNER OR ASSIGNEE HAVING UNITS REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT THAT BROKER, DEALER, COMMERCIAL BANK,

TRUST COMPANY OR OTHER NOMINEE IF HE, SHE OR IT DESIRES TO TENDER SUCH UNITS.

         LIMITED PARTNERS OR ASSIGNEES TENDERING THEIR UNITS ARE SUBJECT TO CERTAIN RISKS. SEE “SPECIAL FACTORS” BEGINNING ON PAGE 1.

         WE ARE NOT MAKING ANY RECOMMENDATION TO YOU REGARDING WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR UNITS. EACH OF YOU MUST MAKE YOUR OWN DECISION REGARDING WHETHER TO TENDER UNITS.

v

To Holders of Ten (10) Limited Partnership Units or Less of Maxus Real Property Investors-Four, L.P.:

INTRODUCTION

         Maxus Real Property Investors-Four, L.P. (the “Partnership”) hereby offers to purchase up to 300 of the limited partnership Units of the Partnership held by limited partners or assignees holding ten (10) Units or less that are owned by limited partners or assignees who are not affiliates of the Partnership at a purchase price of $535.00 per Unit (the “Purchase Price”) in cash to the seller upon the terms and subject to the conditions set forth in this “Offer to Purchase” and in the related “Letter of Transmittal.” Together the “Offer to Purchase” and “Letter of Transmittal” constitute the “Offer.” As used in this Offer to Purchase, the term “Unit” or “Units,” refers to the limited partnership units in the Partnership. As used in this Offer, the terms “we,” “us” or “our” as the context requires, refer to the Partnership.

SPECIAL FACTORS

         Due to there being no developed market for the Units and the unattractiveness to a prospective purchaser of a block of ten (10) Units or less, it is difficult for limited partners or assignees holding ten (10) Units or less to sell their Units and realize the value of their investment in the Partnership. In addition, the brokerage expenses of selling ten (10) Units or less may in many instances be cost-prohibitive to such limited partners or assignees.

         The Partnership would like to provide an attractive opportunity for its limited partners or assignees holding ten (10) Units or less to realize the value of their investment. At the same time, it wishes to improve profitability by minimizing administrative expenses.

If You Tender Your Units You are Subject to Risks Including the Following:

         The Purchase Price may be less than the fair market value. From June 1, 2004 to June 1, 2005, we are aware of transactions involving approximately 130 Units, ranging from $500 per Unit to $507 per Unit.

         Based on the appraised value of the Partnership’s sole operating asset (Woodhollow Apartments) of $16,800,000 (which is a four year old appraisal described in more detail below), plus the book value of the Partnership’s other assets (including approximately $251,000 in cash and cash equivalents as of May 31, 2005), less the Partnership’s liabilities (including a $9.9 million mortgage as of May 31, 2005) and six percent of the appraised value for a sales commission and closing costs on Woodhollow Apartments, Maxus Capital Corp. (the “General Partner”), has estimated the liquidation value to be approximately $529 per Unit. This value does not consider the effects of any prepayment penalty due if the property were to be sold or any minority discount which could be up to 30%.

         The appraisal, which is now more than four years old, was conducted by an unaffiliated company, Mainland Valuation Services (the “Appraiser”), an independent third party. The Appraiser is an independent valuation consulting firm with offices in Shawnee, Kansas, Lawrence, Kansas, and Joplin, Missouri. A majority of the appraisals prepared by the Appraiser are on multifamily residential projects and the Appraiser has appraised over 50 apartment complexes over the past two years. We selected the Appraiser based on its qualifications, expertise and reputation in providing appraisals on multifamily residential projects.

         We instructed the Appraiser to appraise the fair market value of the fee simple estate of Woodhollow Apartments. We did not place any limitations on the scope of the Appraiser’s investigation. The Appraiser was paid a fee of $3,500 for the appraisal. During the past two years, we and our affiliates have from time to time engaged the services of the Appraiser for the purposes of appraising certain properties, and may engage Appraiser in the future. Other than these services, no material relationship has existed in the past two years or is mutually contemplated.

         The date of the appraisal was October 7, 2000 and set forth the appraisal company’s estimate of the market value of Woodhollow Apartments in “as is” condition. The report indicated it was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. The Partnership may get a new appraisal in the future but has no plans to do so at this time.

         A limited partner or its representative who has been so designated in writing may obtain a copy of the appraisal report from the Partnership upon request at the expense of the requesting limited partner. The appraisal report is also available for inspection and copying at the Partnership’s principal executive offices during its regular business hours by any limited partner or its representative who has been so designated in writing.

         The Purchase Price per Unit in this Offer was determined by the General Partner based on the purchase price paid to limited partners and assignees in the transactions described above and the appraised value of Woodhollow Apartments. The purchase price per Unit in any of the transactions described above and the Purchase Price in this Offer may not reflect the fair market value of the Units. If you were to hold your Units until termination or liquidation of the Partnership, you might receive greater value than the Purchase Price for your Units.

         You may suffer negative tax consequences. If you sell Units in this Offer you generally will recognize a gain or loss on the sale of your Units for federal and most state income tax purposes. The amount of gain or loss realized will be, in general, the excess of the amount you realize from selling your Units minus the adjusted tax basis in the Units you sell. When you sell Units that you have held for more than twelve (12) months, the sale will typically result in long-term capital gain or loss. Due to the complexity of tax issues, you are encouraged to consult your tax advisors with respect to your individual tax situation before selling your Units in the Offer.

         A conflict of interest exists between limited partners and assignees that tender their Units and the Partnership, the General Partner and limited partners and assignees that are not tendering their Units. Limited partners and assignees tendering their Units would prefer a higher Purchase Price; the Partnership, the General Partner and limited partners and assignees who are not tendering their Units would prefer a lower Purchase Price. As a result of these conflicts of interest, there is a risk that the Purchase Price is less than the fair market value of the Units.

If You Do Not Tender Your Units You Are Subject to Risks Including the Following:

         There is no developed market for the Units. Although the Units are transferable, subject to certain limitations set forth in our partnership agreement, we do not anticipate that any active, liquid market will develop. You may not be able to liquidate your investment or receive fair market value.

         This tender offer may substantially reduce the Partnership’s cash reserve. The Partnership currently has cash reserves of approximately $251,000. The amount of funds required by the Partnership to fund the Offer is estimated to be approximately $170,500 ($160,500 to purchase 300 Units, plus approximately $10,000 for the expenses associated with administering the Offer). The use of the Partnership’s cash reserves to fund the Offer will have the effect of: (i) reducing the existing cash available for future needs or contingencies, (ii) reducing or eliminating the interest income that the Partnership earns on its cash reserves and (iii) potentially reducing the ability of the Partnership to make quarterly distributions to its limited partners.

         The Partnership may de-register the Units under the Exchange Act. The Units currently are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means, among other things, that the Partnership is required to file periodic reports with the Securities and Exchange Commission (the “SEC”) and to comply with the SEC’s proxy and tender offer rules. If there is a reduction in the number of record holders below 500 and certain other conditions are met, it is possible that the Partnership would determine it is in the best interest of the Partnership to de-register the Units because it would reduce legal and accounting expenses of the Partnership, in which case the Partnership would no longer file periodic reports with the SEC. The Partnership would continue to send limited partners annual reports and other reports required by the Partnership’s limited partnership agreement. This information will not be as detailed or extensive as the information that the Partnership currently files with the SEC.

         Affiliates of the General Partner will have increased voting control over the Partnership. If the Offer is fully subscribed, the percentage of Units held by persons controlling, controlled by or under common control with the Partnership will increase. The General Partner does not own any Units. Partners, members, affiliates and associates of the General Partner beneficially own, in the aggregate, 2,378 Units, representing approximately 21.1% of the Partnership’s 11,249 outstanding Units. We have been advised that none of the partners, members, affiliates or associates of the General Partner intend to tender any Units pursuant to the Offer. Assuming the Offer is fully subscribed, the General Partner, and partners, members, affiliates and associates of the General Partner will own, after the Offer, a total of 2,378 Units, representing approximately 21.7% of the Partnership’s 10,949 outstanding Units, an increase of less than 1% of the outstanding Units. In addition, other persons controlling, controlled by or under common control with the Partnership, by virtue of the decreased number of outstanding Units, will own a greater percentage of the outstanding Units. Thus, these entities or individuals could have a much greater influence on certain matters voted on by limited partners, including removal of the General Partner and termination of the Partnership.

         The Partnership has no current plan to liquidate. Under our partnership agreement, the Partnership is to terminate on December 31, 2082, unless terminated sooner as allowed under the partnership agreement. The Partnership has no current plan to sell its assets and to distribute the proceeds to its limited partners. Therefore, if you do not tender your Units, you may not receive any return on or any distribution relating to your investment in the Partnership in the foreseeable future.

         There are significant general economic risks associated with investments in real estate. All real property investments are subject to some degree of risk. Generally, equity investments in real estate are illiquid and, therefore, the Partnership’s ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real estate investments are also subject to changes in economic conditions as well as other factors affecting real estate values, including:

o	competition from other apartment projects;

o	supply and demand for apartments;

o	possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

o	increased operating costs, such as insurance, labor and material costs; and

o	the attractiveness of the property to tenants in the neighborhood.

The General Partner Makes No Recommendation to Limited Partners and Assignees:

        The General Partner makes no recommendation regarding whether you should tender or retain your Units. You should make your own decisions regarding whether to tender your Units based upon your own individual situation.

THE OFFER

        Section 1. Background and Purposes of the Offer. The purpose of the Offer is to provide limited partners and assignees holding ten (10) Units or less who desire to liquidate their investment in the Partnership with a method for doing so. This Offer is not being made to limited partners or assignees that hold more than ten (10) Units (including those who have pending transfers which would cause such holders to hold more than ten (10) Units). With the exception of isolated transactions, and the offer to odd-lot holders by the Partnership during the past year, no established secondary trading market for the Units exists, and under the Partnership Agreement, transfers of Units are subject to restrictions, including the prior approval of the General Partner. The General Partner believes that some limited partners or assignees holding ten (10) Units or less desire immediate liquidity without transaction or commission costs, while other limited partners or assignees may not need or desire liquidity and would prefer the opportunity to retain their Units. The Partnership will pay the transaction fees incurred with respect to the Offer because we believe it is necessary to induce holders of ten (10) Units or less to tender, which the Partnership believes will reduce the number of limited partners and the Partnership’s administrative expenses.

        The expense of administering the accounts of small Unit holders is disproportionate to their ownership interest in us. As of July 1, 2005, we had 11,249 Units issued and outstanding. We had approximately 419 Unit holders of record that held 10 or fewer Units, holding an aggregate of approximately 2,823 Units. As of the same date, an estimated 108 Unit holders held 11 or more Units, holding an aggregate of approximately 8,426 Units. As a result, approximately 79.5% of the administrative expense relating to our Unit holder accounts relates to the administration of Unit holder accounts constituting 25.1% of our issued and outstanding Units.

        Neither we nor the General Partner has any current plans or proposals that relate to or would result in (i) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Partnership; (ii) a sale or transfer of a material amount of assets of the Partnership; (iii) any change in the identity of the General Partner or in the management of the Partnership, including, but not limited to, any plans or proposals to change the number or term of the General Partner(s), to fill any existing vacancy for the General Partner, or to change any material term of the management agreement between the General Partner and the Partnership; (iv) any change in the indebtedness or capitalization of the Partnership (except as described in this Offer); (v) any other material change in the structure or business of the Partnership; or (vi) any change in our partnership agreement or other actions that may impede the acquisition of control of the Partnership by any person.

        The General Partner, however, may explore and pursue any of these options in the future. The Partnership has recently ceased payment of quarterly cash distributions of $10 per Unit to limited partners and does not anticipate making any distributions in 2005. The

Partnership currently has cash reserves of approximately $251,000. The Partnership is using cash reserves to fund the Offer.

        If you do not tender your Units, the Units we purchase in the Offer will have the effect of increasing your proportionate interest in the Partnership, and will also increase the proportionate interest of affiliates of the General Partner that own Units. If you retain your Units you will be subject to increased risks including but not limited to: (1) reduction in the Partnership’s cash reserves, which may affect the Partnership’s ability to fund its future cash requirements, thus having a material adverse effect on the Partnership’s financial condition; and (2) increased voting control by the affiliates of the General Partner, and persons controlling the affiliates, which will increase the influence that affiliates of the General Partner and persons controlling the affiliates have on certain matters voted on by limited partners, including removal of the General Partner and termination of the Partnership. Any Units tendered to the Partnership in connection with this Offer will be retired, although the Partnership may issue new Units from time to time in compliance with the federal and state securities laws or any exemptions therefrom. Neither the Partnership nor the General Partner has plans to offer for sale any other additional Units, but each reserves the right to do so in the future.

        Section 2. Offer to Purchase and Purchase Price; First-Received, First-Buy; Expiration Date; Determination of Purchase Price. We will, upon the terms and subject to the conditions of the Offer, purchase up to 300 Units that are properly tendered by the Expiration Date at a Purchase Price of $535.00 per Unit. If, on the Expiration Date, we determine that more than 300 Units have been tendered during the Offer, we will purchase the first 300 Units validly tendered.

        We estimate that approximately 419 of the Partnership’s limited partners or assignees are eligible to participate in the Offer. We believe that the total number of Units that may be sold by these limited partners or assignees is approximately 2,823 Units. Assuming 300 Units are tendered and purchased at the Purchase Price of $535.00, the total cost to us of purchasing these Units would be $160,500. This amount does not include our expenses associated with the Offer, which are estimated to be approximately $10,000. The Partnership intends to fund any purchase pursuant to this Offer with cash reserves.

        First-Received, First-Buy. If the Offer is oversubscribed, then we will accept Units tendered on or before the Expiration Date for payment on a “first-received, first-buy” basis. We will purchase the first 300 Units validly tendered.

        Participation is entirely voluntary. However, if a limited partner or assignee elects to participate in the Offer, the holder must tender all of his or her Units.

        Expiration Date. The term “Expiration Date” means 12:00 Midnight, Eastern Standard Time, on August 10, 2005 unless and until we extend the period of time for which the Offer is open, in which event “Expiration Date” will mean the latest time and date at which the Offer, as extended by us, expires. The Partnership may extend the

Offer, in its sole discretion, by providing you with written notice of the extension. We do not intend to allow limited partners or assignees to tender Units after the Expiration Date, including any extensions.

         Determination of Purchase Price. The Purchase Price represents the price at which we are willing to purchase Units. Your approval is not required and was not sought regarding the determination of the Purchase Price. No special committee of ours or of the limited partners has approved this Offer and no special committee or independent person has been retained to act on behalf of us. Neither we nor the General Partner has obtained an opinion from an independent third party regarding the fairness of the Purchase Price.

        The Purchase Price offered by us was determined by the General Partner based on:

o	sales of Units by limited partners in secondary market transactions from June 1, 2004 through June 1, 2005;

o	purchases of Units by the Partnership's affiliates, Bond Purchase, L.L.C. and Paco Development, L.L.C. from June 1, 2004 through June 1, 2005 at the price of $500.00 per Unit;

o	purchases of 112 Units by the Partnership from June 1, 2004 through June 1, 2005, at $507.00 per Unit;

o	Everest Properties II, LLC's recently conducted a mini-tender offer for the Partnership's Units for $500 per Unit;

o	the appraised value of Woodhollow Apartments (the Partnership's sole operating asset); and

o	the estimated liquidation value of the Partnership (approximately $529 per Unit).

         Bond Purchase, L.L.C. (“Bond Purchase”), is a Missouri limited liability company in which David L. Johnson, a member of the Board of Directors and President of the General Partner, together with his wife, owns 85% of the outstanding equity interests.

        Section 3. Procedure for Tendering Units. If you wish to tender Units in this Offer you must submit a properly completed and duly executed Letter of Transmittal, together with the Certificate(s) of Ownership for the Units you tender (if originally received) or if your Certificate(s) of Ownership for the Units are lost, stolen, misplaced or destroyed, you must execute and submit the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership attesting to such fact (the “Affidavit”), and any other required documents to the Partnership, at the address listed in Section 11. If your Units are held in an IRA/custodial account, all forms should be signed and forwarded to the custodian to obtain a signature guarantee for the Units. There are no fees or other charges payable by limited partners or assignees that tender Units in connection with the Offer. The Partnership will pay the transaction fees incurred with respect to the Offer because we believe it is necessary to induce holders of ten (10) Units or less to tender, which the Partnership believes will reduce the number of limited partners and the Partnership’s administrative expenses.

        THE LETTER OF TRANSMITTAL AND CERTIFICATE(S) OF OWNERSHIP FOR THE UNITS BEING TENDERED (IF ORIGINALLY RECEIVED) (OR AFFIDAVIT, IF APPLICABLE) AND ANY OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE PARTNERSHIP ON OR BEFORE THE EXPIRATION DATE. WE WILL NOT ACCEPT UNITS RECEIVED BY THE PARTNERSHIP AFTER THE EXPIRATION DATE.

        Method of Delivery. YOU ASSUME ANY RISK ASSOCIATED WITH THE METHOD FOR DELIVERING THE LETTER OF TRANSMITTAL AND CERTIFICATE(S) OF OWNERSHIP FOR THE UNITS (IF ORIGINALLY RECEIVED) (OR THE AFFIDAVIT, IF APPLICABLE). WE RECOMMEND THAT YOU SUBMIT ALL DOCUMENTS BY REGISTERED MAIL RETURN RECEIPT REQUESTED AND PROPERLY INSURED OR BY AN OVERNIGHT COURIER SERVICE. YOU MAY CONFIRM RECEIPT OF A LETTER OF TRANSMITTAL BY CONTACTING MICHELE BERRY AT THE ADDRESS AND TELEPHONE NUMBER LISTED IN SECTION 11.

        Determination of Validity. All questions regarding the validity, form, eligibility (including time of receipt) and acceptance for payment of any Units will be determined by the Partnership, in its sole discretion. Each determination will be final and binding. The Partnership has the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any tender, or in the related transmittal documents. Unless waived, any defects or irregularities must be cured within the time period established by the Partnership. In any event, tenders will not be deemed to have been made until all defects or irregularities have been cured or waived. We are neither under any duty nor will we incur any liability for failure to notify you of any defects, irregularities or rejections contained in your tenders.

        Section 10(b) of the Exchange Act and Rule 14e-4 promulgated thereunder require that a person tendering Units on his, her or its behalf, own the Units tendered. Section 10(b) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. If you tender your Units pursuant to any of the procedures described in this Offer, you accept the terms and conditions of the Offer, and represent and warrant that (i) you own the Units being tendered within the meaning of Rule 14e-4; and (ii) the tender complies with Rule 14e-4.

         Section 4. No Withdrawal Rights. Tenders made pursuant to the Offer will be irrevocable.

         Section 5. Purchase of Units; Payment of Purchase Price. If you tender Units under the Offer, upon the terms and subject to the conditions of the Offer, we will pay you $535.00 per Unit for each Unit you properly tender. We will pay you the Purchase Price with a check from the Partnership. We will deliver your check by first class U.S. Mail deposited in the mailbox within twenty (20) business days after the Expiration Date. Under no circumstances will we pay you interest on the Purchase Price, regardless of any extension of the Offer or any delay in making payment.

        Units will be deemed purchased at the time of acceptance by us, but in no event earlier than the Expiration Date. Units purchased by the Partnership will be retired, although the Partnership may issue new Units from time to time in compliance with the registration requirements of federal and state securities laws or exemptions from these laws. Neither the Partnership nor the General Partner has plans to offer for sale any other additional Units, but each reserves the right to do so in the future.

        Section 6. Certain Information About the Partnership. The Partnership is a limited partnership organized under the laws of the State of Missouri on February 9, 1982. On December 21, 1999, the Partnership’s Certificate of Limited Partnership was amended to change the name of the Partnership from Nooney Real Property Investors-Four, L.P. to Maxus Real Property Investors-Four, L.P. The Partnership was organized to invest primarily in income-producing real properties such as shopping centers, office buildings and other commercial properties, apartment buildings, warehouses, and light industrial properties. The Partnership’s portfolio is comprised of an apartment building located in West St. Louis County, Missouri (Woodhollow Apartments), which generated 100% of total revenues for the quarter ended May 31, 2005.

        Woodhollow Apartments, which was constructed in phases in l971 and l972, consists of 17 buildings containing an aggregate of 402 one, two and three bedroom apartments. The complex is located on a 26-acre site, which provides paved parking for 707 cars. Woodhollow Apartments was 85% occupied on May 31, 2005.

        Trading History of the Units. There is no established public trading market for the Units other than limited and sporadic trading through matching services or privately negotiated sales. At present, privately negotiated sales and sales through intermediaries (such as through the American Partnership Board) are the only means available to a Unit holder to liquidate an investment in Units (other than this Offer or other occasional offers by us or other partnership investors, if any) because the Units are not listed or traded on any exchange or quoted on any NASDAQ list or system. From June 1, 2004 to June 1, 2005, we are aware of transactions involving approximately 130 Units, ranging from $500 per Unit to $507 per Unit.

        The Partnership is intended to be self-liquidating and proceeds, if any, from the sale or refinancing of the Partnership’s real property investments will not be invested in new properties but will be distributed to the partners or, at the discretion of the managing general partners, applied to capital improvements to, or the payment of indebtedness with respect to, existing properties, the payment of other expenses or the establishment of reserves.

        The General Partner of the Partnership responsible for all aspects of the Partnership’s operations is Maxus Capital Corp., a Missouri corporation (formerly known as Nooney Capital Corp.). Maxus Capital Corp. was formed in February 1982 for the purpose of being a general and/or limited partner in the Partnership and other limited partnerships. Bond Purchase, L.L.C. is the sole owner of the General Partner, Maxus Capital Corp. Bond Purchase, L.L.C. is a Missouri limited liability company in which David L. Johnson, a member of the Board of Directors and President of the General Partner, together with his wife, owns 85% of the outstanding equity interests.

        The three members of the board of directors of Maxus Capital Corp. are David L. Johnson, Michael P. McRobert and John W. Alvey. The executive officers are Mr. Johnson, President and Chief Executive Officer, and Mr. Alvey, Vice President, Chief Financial Officer and Treasurer. Each is a United States citizen.

         Mr. Johnson, age 49, has served as a Trustee, Chairman of the Board, President and Chief Executive Officer of Maxus Realty Trust, Inc., a publicly-traded real estate investment trust (“MRTI”) since May 11, 2004. He also served as Trustee from November 27, 1999 until May 13, 2003. He also served as Chief Executive Officer from November 27, 1999 until January 25, 2002. Mr. Johnson is also Chairman of Maxus Properties, Inc. (“Maxus”), a Missouri corporation located at 104 Armour Road, North Kansas City, Missouri 64116 that specializes in commercial property management for affiliated owners. Maxus employs more than 200 people to manage 43 commercial properties, including more than 6,500 apartment units and approximately 400,000 square feet of retail and office space. He has served as Chairman of Maxus since its inception in 1988.

         Mr.McRobert, age 46, has served as President and Chief Executive Officer of Maxus since July 30, 2004. He served as President of Sunway Hotel Group from June 1999 to July 2004. Mr. McRobert has been a Director of Missouri Federal Savings Bank since June 16, 1992, located at 124 South Walnut, Cameron, Missouri 64429. He has also been a Director of CNM Bank Shares since June 17, 1992.

         Mr. Alvey, age 47, has served as Vice President and Chief Financial and Accounting Officer of MRTI since November 1999. He served as a Trustee of MRTI from September 19, 2000 until May 15, 2002. He is also Executive Vice President and Chief Financial Officer of Maxus. He has served in these capacities since 1988.

        Beneficial Ownership of the Persons Controlling the General Partner. The following table sets forth information regarding beneficial ownership of the Partnership’s Units by each person controlling the General Partner.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage (2)
David L. Johnson (3) 4217 N. Hickory Lane Kansas City, MO 64116	2,378	21.14%
John W. Alvey 1943 Larkspur Liberty, MO 64068	0	-
Michael P. McRobert 5720 NE Wilson Blvd. Kansas City, MO 64118	0	-
All general partners and officers	2,378	21.14

(1)

A beneficial owner of a security includes a person who, directly or indirectly, has or shares voting or investment power with respect to such security. Voting power is the power to vote or direct the voting of the security and investment power is the power to dispose or direct the disposition of the security. Each person listed has stated that he, either alone or with his spouse, has sole voting power and sole investment power with respect to the units shown as beneficially owned, except as otherwise indicated.

(2)	The percentages represent the total number of Units in the adjacent column divided by 11,249, the number of issued and outstanding units of the Partnership on July 1, 2005.

(3)

Represents units held by Bond Purchase, L.L.C. of which Mr. Johnson, along with his wife, is approximately an 85% owner, and 28 units held by Paco Development, L.L.C. of which Mr. Johnson’s wife is the indirect beneficial owner.

         During the last five years, none of Messrs. Johnson, McRobert and Alvey has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

         John J. Nooney is a Special General Partner of the Partnership and as such, does not exercise control of the affairs of the Partnership. Mr. Nooney joined Nooney Company in 1958 and was President and Treasurer until he resigned in 1992. We have contacted Mr. Nooney at his last known address with respect to the Partnership or other companies which have a class of securities registered pursuant to Section 12(g) of the Exchange Act or are subject to the requirement of Section 15(d) of the Exchange Act. Based on information provided by Mr. Nooney, management is not aware of any publicly traded companies of which Mr. Nooney serves as a director or general partner. Mr. Nooney is not known to the Partnership to be the beneficial owner, either directly or indirectly, of any Units of the Partnership.

         For where to obtain more detailed financial information about the Partnership, see “Miscellaneous” under Section 11 and Appendix A.

        Section 7. Certain Transactions with Affiliates. Effective November 10, 1999, Maxus, an affiliate of the General Partner, became the management company for the Partnership’s properties. Effective October 12, 2000 the management contract was amended, entitling Maxus to receive five percent (5.0%) of the monthly gross receipts from the operation of Woodhollow Apartments, plus reimbursement for administrative expenses. During fiscal 2003 and 2004, the Partnership paid property management fees of $142,000 and $107,000 respectively to Maxus.

        Partnership management fees of $40,000, provided for in our partnership agreement, were payable to the General Partner of the Partnership for the year ended November 30, 2004.

        Section 8. Certain Federal Income Tax Consequences of the Offer. The following discussion is a general summary of the federal income tax consequences of the purchase of Units by the Partnership from limited partners or assignees pursuant to the Offer. Limited partners or assignees should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Units by the Partnership pursuant to the Offer.

        In general, a limited partner or assignee from whom a Unit is purchased by the Partnership will be treated as receiving a distribution from the Partnership. A limited partner or assignee generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the limited partner or assignee exceeds the limited partner’s or assignee’s then adjusted tax basis in the limited partner’s or assignee’s Units. A limited partner’s or assignee’s basis in its Units will be reduced (but not below zero) by the amount of consideration received by the limited partner or assignee from the Partnership in connection with the purchase of the Units. A limited partner’s or assignee’s basis in its Units will be adjusted for income, gain or loss allocated (for tax purposes) to the limited partner or assignee for periods prior to the purchase of the Units. Cash distributed to a limited partner or assignee in excess of the adjusted tax basis of the limited partner’s or assignee’s Units is taxable as capital gain or ordinary income, depending on the circumstances. A limited partner or assignee who sells all of such limited partner’s or assignee’s Units to the Partnership may recognize a loss, but only to the extent that the amount of consideration received from the Partnership is less than the limited partner’s or assignee’s then adjusted tax basis in the Units.

        We urge you to consult your own tax advisors as to the particular tax consequences of a tender of your Units pursuant to the Offer, including the applicability and effect of any state, local, foreign or other tax laws, any recent changes in applicable tax laws and any proposed legislation.

        Section 9. Transactions and Arrangements Concerning Units. Based upon the Partnership’s records and information provided to the Partnership by the General Partner and affiliates of the General Partner, neither the Partnership, General Partner nor, to the Partnership’s knowledge, any controlling person of the Partnership, or the General Partner, has effected any transactions in the Units during the sixty (60) business days prior to the date of this Offer.

        Section 10. Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Units pursuant to the Offer. We will reimburse brokers, dealers, commercial banks and trust companies for customary handling and mailing expenses incurred in forwarding the Offer to their customers. Limited partners or assignees tendering their Units will not pay any transfer fee per transaction.

         Section 11. Address; Miscellaneous.

        Address.    All executed copies of the Letter of Transmittal and the Certificate(s) of Ownership for the Units being tendered (if originally received) (or the Affidavit, if applicable) must be sent via mail or overnight courier service to the address set forth below. Manually signed facsimile copies of the Letter of Transmittal will not be accepted.

                                             By Mail, Hand Delivery or Overnight Mail/Express:

Maxus Real Property Investors-Four, L.P. Attn: Michele Berry 104 Armour Road North Kansas City, Missouri 64116

         Any questions, requests for assistance, or requests for additional copies of this Offer to Purchase, the Letter of Transmittal or any other documents relating to this Offer also may be directed to Michele Berry at the above-listed address or by telephone at (816) 877-0892 or by facsimile at (816) 221-1829.

         Miscellaneous.        The Offer is not being made to, nor will tenders be accepted from, limited partners or assignees residing in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue-sky laws of such jurisdiction. We are not aware of any jurisdiction in which the Offer or tenders pursuant to the Offer would not be in compliance with the laws of that jurisdiction. We reserve the right to exclude limited partners or assignees in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. We believe such exclusion is permissible under applicable laws and regulations, provided that we make a good faith effort to comply with any state law deemed applicable to the Offer.

         The Partnership is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Certain information as of particular dates concerning the General Partners and its affiliates, their remuneration, the principal holders of the Units and any material interest of these persons in transactions with the Partnership is filed with the SEC. These reports, as well as such other material, may be inspected and copies may be obtained at the SEC’s public reference facilities at 450 Fifth Street, N.W., Washington, D.C. Copies of this material may be obtained by mail, upon payment of the SEC’s customary fees, from the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports electronically filed by the Partnership with the SEC.

Maxus Real Property Investors-Four, L.P.

July 12, 2005

APPENDIX A

The Partnership’s Financial Statements

         The limited partners have been or will be sent full and complete copies of the following financial statements of the Partnership, which were previously filed on EDGAR and are incorporated by reference in their entirety:

o	Audited financial statements for the year ended November 30, 2003, previously filed on EDGAR on Form 10-KSB on February 12, 2004; and

o	Audited financial statements for the year ended November 30, 2004, previously filed on EDGAR on Form 10-KSB on February 8, 2005.

         In addition, on April 13, 2005, the Partnership filed with the Commission on EDGAR unaudited financial statements for the quarter ended February 29, 2005 on Form 10-QSB.

         Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement), which you may access at the Commission’s World Wide Web site at http://www.sec.gov. To receive a free copy of any of the documents incorporated by reference call or write Maxus Real Property Investors-Four, L.P., 104 Armour Road, North Kansas City, Missouri 64116, Attention: Michele Berry, Telephone (816) 877-0892.